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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549


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                                 FORM 8-K



                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                       Date of Report June 20, 1994


                                                                    I.R.S.
Commission                                                         Employer
   File                                          State of       Identification
  Number              Registrant               Incorporation        Number


001-11227     Washington Energy Company           Washington       91-1005304
001-11271     Washington Natural Gas Company      Washington       91-1005303



                 815 Mercer Street, Seattle, Washington 98111
             (Address of Registrant's principal executive offices)
      Registrant's telephone number, including area code:  (206) 622-6767


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                                  PAGE 2

Item 5. Other Events

     On June 10, 1994, the Superior Court for the State of Washington, King County, entered final judgment in favor of Washington Natural Gas Company ("Washington Natural"), a wholly-owned subsidiary of Washington Energy Company, in Washington Natural Gas Company v. Aetna Casualty and Surety Co., et al., No. 91-2-13506-1. Under the terms of the final judgment, Washington Natural is entitled to collect its present and future uncompensated reasonable and necessary costs in remediating the Tacoma Historic Coal Gasification Facility Superfund site in Tacoma, Washington from the policies of the four remaining insurer defendants in the action, American Home Assurance Company, various London Market insurers, the Seven Provinces Insurance Company, and Aetna Casualty and Surety Company. The liability of these insurers is joint and several, up to the annual limits of their policies and subject to relevant underlying limits. The judgment provides for limitation of some of the insurers' liability based on the presence in their policies of "other insur-

ance" and "alienated premises" clauses. However, Washington Natural does not expect this limitation to affect its ability to collect all of its remediation costs.

     The final judgement further awards Washington Natural prejudgment interest in the amount of $2,947,000 and declares that Washington Natural is entitled to collect its reasonable attorneys fees and costs incurred in obtaining coverage of its remediation costs. The amount of such attorneys fees and costs will be determined in a separate post-judgment motion. The judgment may be appealed to the appellate courts, and the time for filing such an appeal has not yet expired.

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Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         WASHINGTON ENERGY COMPANY


                         by /S/ James P. Torgerson
                         Senior Vice President - Finance,
                         Planning and Development and
                         Chief Financial Officer


                         WASHINGTON NATURAL GAS COMPANY


                         by /S/ James P. Torgerson
                         Senior Vice President - Finance,
                         Planning and Development and
                         Chief Financial Officer


June 20, 1994